Exhibit 99.6

Consent of Proposed Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein and any free writing prospectuses, as a nominee for director of Colfax Corporation, a Delaware corporation, and to all references to me in that connection.

March 3, 2008	/s/ Rajiv Vinnakota
Rajiv Vinnakota